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                                                                     EXHIBIT 3.2
                         AMENDED AND RESTATED BY-LAWS
                                      OF
                        PROVIDIAN FINANCIAL CORPORATION

                                  ARTICLE I.

                                 Stockholders

   Section 1.1.  Annual Meetings.  (a)  An annual meeting of stockholders shall
                 ---------------
be held for the election of the directors and for the transaction of such other business as may properly come before the meeting, at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.

          (b) The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

          Section 1.2.   Special Meetings.  (a)  Subject to the rights of the
                         ----------------
holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, a special meeting of stockholders of the Corporation may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution stating the purpose or purposes of such special meeting adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the "Whole Board").

          (b) The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

   Section 1.3.  Notice of Meetings; Waiver of Notice.  Whenever stockholders
                 ------------------------------------
are required or permitted to take any action at a meeting, a written or printed notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. No business may be conducted at a special meeting except such business as has been brought before the meeting pursuant to the Corporation's notice of meeting. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the
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stockholder at his address as it appears on the records of the Corporation. A written waiver of notice, signed by the person or persons entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stock holders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

   Section 1.4.  Adjournments.  At any meeting of stockholders, annual or
                 ------------
special, the Chairman of the meeting may, without a stockholder vote, or the stockholders present may, by majority vote, adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

   Section 1.5.  Quorum.  Except as otherwise provided by law, the Certificate
                 ------
of Incorporation or these By-Laws, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. In the absence of a quorum, the Chairman of the meeting may, without a stockholder vote, or the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these By-laws until a quorum shall attend.
The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

   Section 1.6.  Organization.  Meetings of stockholders shall be presided over
                 ------------
by the Chairman of the Board or in the Chairman's absence by the President or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

   Section 1.7.  Voting; Proxies.  Except where otherwise provided by law or the
                 ---------------
Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder

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by proxy, but no such proxy shall be voted or acted upon more than three years after its date, unless the proxy provides for a longer period. Voting at meetings of stockholders need not be by written ballot or, except as may be required by law, need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or by these By-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

   Section 1.8  Notice of Stockholder Business and Nominations.
                ----------------------------------------------

          (a)  Annual Meetings of Stockholders.  (1)  Nominations of persons for
               -------------------------------
election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(a)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the

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beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (3)  Notwithstanding anything in the second sentence of paragraph
(a)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

          (b)  Special Meetings of Stockholders.  Only such business shall be
               --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

          (c)  General.  (1)  Only such persons who are nominated in accordance
               -------
with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

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          (2)  For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

   Section 1.9  Inspectors of Elections; Opening and Closing the Polls.  The
                ------------------------------------------------------
Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

          The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                                  ARTICLE II.

                              Board of Directors

   Section 2.1  General Powers.  The Board of Directors shall manage the
                --------------
business and affairs of the Corporation, and may exercise all powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

   Section 2.2  Number and Term of Directors.  (a)  Except as otherwise fixed by
                ----------------------------
or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Whole Board, but such number shall not be less than the minimum number prescribed in the Certificate of Incorpo-

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ration. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the Corporation, with the term of office of the first class to expire at the annual meeting of stockholders to be held in 1998, the term of office of the second class to expire at the annual meeting of stockholders to be held in 1999, and the term of office of the third class to expire at the annual meeting of stockholders to be held in 2000, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, with each director to hold office until his or her successor shall have been duly elected and qualified. If authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

          (b) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in Section 1.8 of Article I of these By-laws.

          (c) When the employment status of a director who is employed by the Corporation or any of its affiliates changes so that such director is no longer an officer of the Corporation or any of its affiliates, that person shall offer his or her resignation from the Board of Directors. When the employment status of a director who is not employed by the Corporation or any of its affiliates changes after he or she becomes a director, that person shall offer his or her resignation from the Board of Directors.

          (d) Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (e) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty (80) percent of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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   Section 2.3.  Regular Meetings.  Regular meetings of the Board of Directors
                 ----------------
may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

   Section 2.4.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board or by a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

   Section 2.5.  Notice.  Notice of any special meeting of directors shall be
                 ------
given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Section 7.4. A written waiver of notice, signed by the person or persons entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of directors shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

   Section 2.6.  Quorum.  Subject to Section 2.2(d), a whole number of directors
                 ------
equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, except that if the number of directors constituting the Whole Board is an even number, one-half of such number shall constitute a quorum. Whether or not a quorum is present, a majority of the directors present at any meeting of the Board may adjourn the meeting to some later time without further notice. Unless otherwise provided in the Certificate of Incorporation or elsewhere in these By-laws, when a quorum is present, the vote of a majority of the directors present shall decide any question. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

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   Section 2.7.  Organization.  Meetings of the Board of Directors shall be
                 ------------
presided over by the Chairman of the Board or in his absence by the President or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

   Section 2.8.  Informal Action by Directors.  Any action required or permitted
                 ----------------------------
to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or committee.

   Section 2.9  Compensation.  Fees for service as a director and/or fees and
                ------------
reimbursement for expenses for attendance at meetings of the Board or any committee thereof may be fixed by resolution of the Board.

                                  ARTICLE III.

                                  Committees

   Section 3.1.  Committees.  The Board of Directors may, by resolution adopted
                 ----------
by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends, to authorize the seal of the Corporation to be affixed to all papers which may require it, to authorize the issuance of the Corporation's capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

          A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 2.5 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to

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prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however,
                                                             --------  -------
that no such committee shall have or may exercise any authority of the Board.

                                  ARTICLE IV.

                                   Officers

   Section 4.1.  Executive Officers; Election; Qualifications; Term of Office;
                 -------------------------------------------------------------
Resignation; Vacancies.  The Board of Directors shall choose a Chairman, a
----------------------
President, a Secretary and a Treasurer. The Board of Directors (or a committee thereof), the Chairman of the Board, or the President, may also choose one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Each such officer shall, subject to the last sentence of this Section, hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding such officer's election, and until such officer's successor is duly elected and qualified or until the earlier resignation or removal of such officer. Any officer may resign at any time upon written notice to the Corporation. Any number of offices may be held by the same person.

   Section 4.2.  Chairman of the Board.  The Chairman of the Board shall preside
                 ---------------------
at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present. The Chairman shall be the chief executive officer and shall have general charge and supervision of the business of the Corporation; and, in general, the Chairman shall perform all duties incident to the office of chairman of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or as may be provided by law.

   Section 4.3.  President.  In the absence of the Chairman of the Board, the
                 ---------
President or such other officer as shall be designated by the Chairman shall preside at all meetings of the Board of Directors and of the stockholders at which the President shall be present. The President shall have and may exercise such powers as are from time to time assigned by the Board of Directors or by the Chairman or as may be provided by law.

   Section 4.4.  Vice Presidents.  The Vice President or Vice Presidents shall
                 ---------------
perform such duties and exercise such functions as may be assigned to them by the Board of Directors or the Chairman of the Board or the President or as may be provided by law.

   Section 4.5.  Secretary or Assistant Secretary.  The Secretary, or if there
                 --------------------------------
be none, the Assistant Secretary, shall record all the proceedings of the meetings of the stockholders and directors and of any committees in a book to be kept for that purpose; shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; shall be custodian of the records of the Corporation; shall see that the corporate seal is affixed where required to documents the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, shall perform all duties incident to the office of Secretary of a Corporation, and such other

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duties as, from time to time, may be assigned by the Board of Directors or the
Chairman or the President or as may be provided by law.

   Section 4.6.  Treasurer.  The Treasurer shall have charge of and be
                 ---------
responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board of Directors, shall give a bond for the faithful discharge of the duties, with such surety or sureties as the Board of Directors may determine; shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation; shall render to the Chairman and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, shall perform all the duties incident to the office of Treasurer of a Corporation, and such other duties as may be assigned by the Board of Directors or the Chairman or the President or as may be provided by law.

   Section 4.7.  Other Officers.  The Board of Directors (or a committee
                 --------------
thereof) the Chairman of the Board or the President may from time to time appoint such other officers, agents or employees, and may delegate to them such powers and duties as it may deem desirable.

   Section 4.8.  Removal.  Any officer elected, or agent appointed, by the Board
                 -------
of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the President may be removed by him or her whenever, in his or her judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

   Section 4.9.  Vacancies.  A newly created elected office and a vacancy in any
                 ---------
elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation, or removal may be filled by the Chairman of the Board or the President.

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

                                   ARTICLE V,

                                     Stock


   Section 5.1  Certificates.  The interest of each stockholder of the
                ------------
Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

          The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

   Section 5.2.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New
                 -------------------------------------------------------------
Certificates.  The Corporation may issue a new certificate of stock in the place
------------
of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the legal representative of such owner, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VI.

                                   Indemnity

   Section 6.1.  Indemnification and Insurance.  (a)  Each person who was or is
                 -----------------------------
made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of
                --------  -------
this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the Delaware General Corporation Law requires, the
--------  -------
payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

          (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change of Control" as defined in the Corporation's 1997 Stock Option Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemni fication, payment to the claimant shall be made within 10 days after such determination.

          (c) If a claim under paragraph (a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to paragraph (b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (d) If a determination shall have been made pursuant to paragraph (b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this By-Law.

          (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this By-Law that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

          (f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

          (g) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this By-Law, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

          (h) The Corporation may, by action of the Board of Directors, to the extent permitted by the Delaware General Corporation Law, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          (i) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          (j)  For purposes of this By-Law:

                        (1) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                        (2) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

          (k) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                                  ARTICLE VII.

                                 Miscellaneous

   Section 7.1.  Fiscal Year.  The fiscal year of the Corporation shall be the
                 -----------
calendar year, or such other period as may hereafter be approved by resolution of the Board of Directors.
   Section 7.2.  Seal.  The corporate seal shall have the name of the
                 ----
Corporation inscribed thereon.

   Section 7.3.  Books and Records.  The books and records of the Corporation
                 -----------------
may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

   Section 7.4.  Amendment of By-laws.  Subject to the laws of the State of
                 --------------------
Delaware and the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

   Section 7.5.  Voting Stock in Other Corporations.  The Chairman of the Board
                 ----------------------------------
or the President or such other officer as the Chairman of the Board or the President may designate may act on behalf of the Corporation to vote the stock held by this Corporation in any other corporation to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation; or either such officer or such other designated officer may consent in writing to any action by any such other corporation.

   Section 7.6.  Transfer of Shares.  Prior to due presentment of a certificate
                 ------------------
for shares for registration of transfer the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.